================================================================================





                                 LOAN AGREEMENT



                         dated as of September 30, 2003,



                                      among



                                MARITRANS, INC.,
                              MARITRANS FREEDOM CO.
                                       and
                                MARITRANS 215 CO.
                                  as Borrowers



                                       and



                    LOMBARD US EQUIPMENT FINANCE CORPORATION,
                                    as Lender








================================================================================

                                                  TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS AND ACCOUNTING TERMS......................................................................1
---------------------------------------------

   Section 1.01. Defined Terms....................................................................................1
   ----------------------------
   Section 1.02. Rules of Construction............................................................................5
   ------------------------------------
   Section 1.03. Accounting and Financial Determinations..........................................................5
   ------------------------------------------------------

ARTICLE II:  THE LOAN............................................................................................5
----------------------.

   Section 2.01. Loan.............................................................................................5
   -------------------
   Section 2.02. Note.............................................................................................6
   -------------------
   Section 2.03. Scheduled Payments...............................................................................6
   ---------------------------------
   Section 2.04. Prepayments......................................................................................6
   --------------------------
   Section 2.05. Interest Provisions..............................................................................7
   ----------------------------------
   Section 2.06. Payments Absolute................................................................................7
   --------------------------------
   Section 2.07. Increased Capital Costs..........................................................................7
   --------------------------------------
   Section 2.08. Taxes............................................................................................8
   --------------------
   Section 2.09. Borrowers' Liability.............................................................................8
   -----------------------------------

ARTICLE III:  CONDITIONS TO LOAN..................................................................................9
---------------------------------

ARTICLE IV:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER...............................................10
-------------------------------------------------------------------

ARTICLE V:  ASSIGNMENT OF EARNINGS; SECURITY INTEREST............................................................14
------------------------------------------------------

   Section 5.01. Assignment of Earnings..........................................................................14
   -------------------------------------
   Section 5.02. Authorization. Freedom and 215..................................................................15
   --------------------------------------------

ARTICLE VI:  COVENANTS...........................................................................................15
-----------------------

   Section 6.01. Affirmative Covenants...........................................................................15
   ------------------------------------
   Section 6.02. Negative Covenants..............................................................................18
   ---------------------------------
   Section 6.03. Indemnity.......................................................................................19
   ------------------------
   Section 6.04. Performance by Lender...........................................................................20
   ------------------------------------

ARTICLE VII:  EVENTS OF DEFAULT..................................................................................20
--------------------------------

   Section 7.01. Events of Default...............................................................................20
   --------------------------------
   Section 7.02. Remedies........................................................................................21
   -----------------------
   Section 7.03. Use of Proceeds.................................................................................22
   ------------------------------




GEFISHER 498256    i        (LOAN AGREEMENT)

ARTICLE VIII:  MISCELLANEOUS PROVISIONS.........................................................................23
----------------------------------------

   Section 8.01. Waivers, Amendments.............................................................................23
   ----------------------------------
   Section 8.02. Notices.........................................................................................23
   ----------------------
   Section 8.03. Severability....................................................................................23
   ---------------------------
   Section 8.04. Execution in Counterparts.......................................................................23
   ----------------------------------------
   Section 8.05. Further Assurance and Corrective Instruments....................................................23
   -----------------------------------------------------------
   Section 8.06. Time of the Essence.............................................................................24
   ----------------------------------
   Section 8.07. Entire Agreement................................................................................24
   -------------------------------
   Section 8.08. Governing Law...................................................................................24
   ----------------------------
   Section 8.09. Successors and Assigns; Assignments by Lender...................................................24
   ------------------------------------------------------------
   Section 8.10. Assignments, Participations and Securitizations.................................................24
   --------------------------------------------------------------
   Section 8.11. Waiver of Jury Trial............................................................................24
   -----------------------------------
   Section 8.12. Forum Selection and Consent to Jurisdiction. EACH...............................................25
   ---------------------------------------------------------------
   Section 8.13. Waiver of Certain Claims........................................................................25
   ---------------------------------------




                                    SCHEDULES

SCHEDULE I Additional Conditions Precedent
SCHEDULE II Disclosure Statements
SCHEDULE III List of Subsidiaries



GEFISHER 498256   ii       (LOAN AGREEMENT)

                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT (this "Agreement") dated as of September 30, 2003, is made by and among MARITRANS, INC., a Delaware corporation ("Maritrans"), MARITRANS FREEDOM CO., a Nevada corporation ("Freedom") and MARITRANS 215 CO., a Nevada corporation ("215", and collectively with Maritrans, Freedom and their successors and assigns, "Borrowers"), and LOMBARD US EQUIPMENT FINANCE CORPORATION, a New York corporation (together with its successors and assigns, "Lender").


                              W I T N E S S E T H:

        WHEREAS, Borrowers desire to obtain a loan from Lender in the original principal amount of $7,290,000, secured by the Collateral (as defined below).

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender and Borrowers agree as follows:

                   ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS

        Section 1.01. Defined Terms. The following terms shall have the following meanings for all purposes of this Agreement:

        "215 Earnings" has the meaning ascribed to such term in Section 5.01(a) hereof.

        "Affiliate" means any Person that, directly or indirectly, controls, is controlled by or is under common control with any other Person. "Controls," "controlled by" or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 20% or more of the equity of a Person shall for purposes of this Agreement be deemed to control the other Person. In no event shall Lender be deemed an "Affiliate" of Borrower.

        "Agreement" means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

        "Assignments of Insurances" means the Assignments of Insurances dated as of the Closing Date, by Freedom and 215 each in favor of Lender, pursuant to which Freedom and 215 shall collaterally assign, and grant to Lender a first priority security interest in all of its right, title and interest in and to all insurance proceeds, return premiums, etc., payable to such Borrower as a result of any loss or damage, taking, confiscation, etc. to the FREEDOM and the OCEAN 215 respectively.

        "Business Day" means any day on which Lender is open for business and is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Chicago, Illinois.

        "Change of Control" means a change in control of any Borrower, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Borrower, and a Change of Control shall occur if any of the following occurs: any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) acquires, after the date of this Agreement, the beneficial ownership directly or indirectly, of 50% or more of the voting power of the total outstanding stock or other ownership interests of any Borrower.




GEFISHER 498256          (LOAN AGREEMENT)

        "Closing Date" means the date that the proceeds of the Loan are disbursed to, or on behalf of, the Borrowers.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means collectively, the Vessels, and any other assets of any Borrower or any other Person that are subject to a Lien in favor of Lender pursuant to any Loan Document.

        "Default" means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

        "Default Rate" has the meaning ascribed to such term in Section 2.05(c) hereof.

        "Earnings" means collectively the FREEDOM Earnings and the 215 Earnings.

        "Environmental Laws" means (a) all Federal Toxic Waste Laws, (b) all local, state or foreign law, statute, regulation, or ordinance analogous to any of the Federal Toxic Waste Laws and (c) all other federal, state, local, or foreign law (including any common law, consent decrees and administrative orders), statute, regulation, or ordinance regulating, permitting, prohibiting or otherwise restricting the placement, discharge, release, generation, treatment or disposal upon or into any environmental media of any substance, pollutant, contaminant or waste that is now or hereafter classified or considered to be hazardous or toxic; "Environmental Laws" shall also include any and all amendments to any of (a), (b) or (c).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Borrower is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by the Pension Benefit Guaranty Corporation), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 (d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by any Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Borrower or any its ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

        "Event of Default" has the meaning assigned to such term in Section 7.01 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.






GEFISHER 498256   2       (LOAN AGREEMENT)

        "Federal Toxic Waste Laws" means any federal law or implementing regulation regulating any substance, matter, material, waste, contaminant or pollutant, the generation, storage, disposal, handling, release, treatment, discharge or emission of which is regulated, prohibited or limited, including, without limitation: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.), (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C.
Section 1251 et seq.), (iv) the Toxic Substances and Control Act, as now or hereafter amended (15 U.S.C. Section 2601 et seq.) and (v) the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.).

        "Fixed Rate" means the rate per annum at which interest accrues on the unpaid principal balance of the Note as set forth therein.

        "Freedom Earnings" has the meaning ascribed to such term in Section 5.01(a) hereof.

        "GAAP" means generally accepted accounting principles in the United States.

        "Indebtedness" means (a) all items of indebtedness or liability which in accordance with GAAP or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by any Borrower, whether or not the indebtedness secured thereby shall have been assumed and (c) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by any Borrower and other contingent obligations of any Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others.

        "Interim Interest Date" has the meaning ascribed to such term in the Note.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" means the $7,290,000 loan from Lender to Borrowers pursuant to this Agreement.

        "Loan Documents" means, collectively, this Agreement, the Note, the Loan Request, the Mortgages, the Assignments of Insurances and each other instrument or document executed or delivered pursuant to or in connection with this Agreement and the other Loan Documents, including, without limitation, any instrument or agreement given to evidence or further secure the Obligations.

        "Loan Request" means a Loan Request, duly executed by an authorized officer of Maritrans, in form and substance acceptable to Lender.

        "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of any Borrower or any of its Subsidiaries in the aggregate, (b) the ability of any Borrower to perform or pay its Obligations or any material Indebtedness in accordance with the terms thereof, (c) Lender's Lien on the Collateral or the priority of such Lien, or (d) the validity or enforceability of any Loan Document or the rights and remedies available to Lender under any Loan Document.

         "Mortgages" means collectively, (i) the First Preferred Mortgage dated as of the Closing Date, by Freedom in favor of Lender over the whole of the FREEDOM and (ii) the First Preferred Mortgage dated as of the Closing Date, by 215 in favor of Lender over the whole of the OCEAN 215.






GEFISHER 498256   3       (LOAN AGREEMENT)

        "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Note" has the meaning ascribed to such term in Section 2.02 hereof.

        "Obligations" means, subject to Section 8.10(c) hereof, the obligations to make the payment of all indebtedness evidenced by the Note, together with all extensions, renewals, amendments and modifications thereof and the payment of all other Indebtedness and other sums owed under, and the payment and the performance of all obligations and covenants contained in the Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due, together with all fees and expenses (including, without limitation, all attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of any of the Obligations.

        "Organizational Documents" means the certificate of incorporation and by-laws.

         "Permitted Liens" means any of the following: (a) Liens (other than Liens relating to Environmental Laws) for taxes, assessments or other governmental charges not yet due and payable, (b) Liens in favor of Lender, and
(c) Liens explicitly identified in any Loan Document as "permitted liens."

        "Permitted Maritime Liens" shall mean any seaman's liens (including those of masters) for wages, maintenance and cure, salvage and general average Liens, stevedore's wages, tort liens (including personal injury and death) and Liens for necessaries incurred in the ordinary course and not delinquent, all of the foregoing Liens which are either unclaimed or covered by insurance (other than, and after giving effect to, any deductibles that the Borrowers may have on such insurance); provided, that, no such Permitted Maritime Lien shall be preferred or have a priority over the lien of either Mortgage unless it is specifically recognized as a "preferred maritime lien" under Chapter 13 of Title 46, United States Code, as amended (the "Code"). Nothing herein shall constitute a waiver or subordination by Lender of the preferred status of the lien of either Mortgage under the Code; and further provided that, once any such Lien is claimed, Borrowers shall be permitted to contest any such Lien in good faith by appropriate action promptly initiated and diligently conducted, if (i) such reserve as shall be required by GAAP shall be made therefore, or (ii) Borrowers shall have arranged for a bond or insurance (other than, and after giving effect to, any deductibles that Borrowers may have on such insurance) related to such Lien in a manner that is satisfactory to Lender in accordance with law and it does not involve any material risk of the seizure or sale of the Vessels.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Prepayment Fee" has the meaning ascribed to such term in the Note.

        "Stated Maturity Date" has the meaning ascribed to such term in the Note.

        "Subsidiary" shall mean, with respect to any Person (the "Parent") at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have




GEFISHER 498256   4       (LOAN AGREEMENT)
voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Parent, or by one or more Subsidiaries of such Parent or
(c) any partnership, joint venture, limited liability company, or other entity as to which the Parent, or one or more Subsidiaries of such Parent, owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

        "Total Loss" means collectively, (i) the actual or constructive total loss or compromised, agreed or arranged total loss of either or both Vessels;
(ii) the loss, theft or destruction of either or both Vessels or damage thereto to such extent as shall make repair thereof uneconomical or shall render either or both Vessels permanently unfit for normal use for any reason whatsoever; or
(iii) the capture, seizure, arrest, detention, condemnation, confiscation or requisition, forfeiture or other taking of title to or use of either or both Vessels by any government or by persons acting or purporting to act on behalf of any government.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Vessels" means, collectively, the ocean tank barge, OCEAN 215, Official No. 562452, and the tug, FREEDOM, Official No. 615200 and the term "Vessel" means each vessel individually.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        Section 1.02. Rules of Construction.

                (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

                (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

                (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

        Section 1.03. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP consistently applied. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained herein would then be calculated in a different manner or with different components, Borrowers and Lender shall amend such provisions of this Agreement in such respects as necessary to conform the financial covenants as criteria for evaluating the financial condition of Borrowers, to substantially the same criteria as were effective prior to such change in GAAP.




GEFISHER 498256   5       (LOAN AGREEMENT)

                              ARTICLE II: THE LOAN

        Section 2.01. Loan.

                (a) Commitment. Lender hereby agrees, subject to the terms and conditions of this Agreement (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender's written waiver thereof), to make the Loan to Borrowers. This commitment shall terminate automatically and without any further action on September 30, 2003. Borrowers' joint and several obligation to repay the Loan shall commence, and interest shall begin to accrue, on the Closing Date.

                (b) Loan Request. By delivering a duly completed and executed Loan Request by each Borrower to Lender, on a Business Day, Borrowers may irrevocably request that the Loan be made on the Closing Date specified in the Loan Request (which date shall be at least two (2) Business Days but no more than ten (10) Business Days after the date of delivery to Lender of the Loan Request). On such Closing Date, subject to the terms and conditions contained herein (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender's written waiver thereof), Lender shall disburse the amount of the Loan, or on behalf of, Borrowers to the accounts or entities specified in the Loan Request. The Loan Request shall specify the Closing Date and the applicable disbursement instructions. Borrowers agree that the proceeds of the Loan shall be used solely for the purposes described in the Loan Request.

        Section 2.02. Note. The Loan shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrowers in form and substance acceptable to Lender, duly completed, in the principal amount of $7,290,000, dated as of the Closing Date, made payable to Lender or order, and maturing on the Stated Maturity Date or such earlier date pursuant to an acceleration hereunder (as amended from time to time, the "Note").

        Section 2.03. Scheduled Payments. On the first Business Day of each calendar quarter, Borrowers shall jointly and severally pay the scheduled principal and interest payments owed with respect to the Loan as set forth in the Note and any prepayment fee as provided in Section 2.04 hereof; provided, however, on the Stated Maturity Date or date of acceleration of the Loan, Borrowers shall jointly and severally repay in full the then outstanding principal amount of the Note plus all accrued and unpaid interest thereon and all other amounts owed hereunder or under any other Loan Document.

        All amounts required to be paid by Borrowers hereunder, under the Note or under any other Loan Document shall be paid in lawful money of the United States of America in immediately available funds to the following account, or to such other account as designated by Lender to Borrowers in writing:

        Clearing Bank:    JP Morgan Chase NYC
        ABA:              021000021
        Beneficiary:      Lombard US Equipment Finance Corporation
        Account:          323945724
        Borrower:         Maritrans, Inc., et al.

        Any payment received after 12:00 p.m. New York time will be deemed to be received on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be. All payments shall be applied first to accrued interest and then to principal.

        Section 2.04. Prepayments.

                (a) Voluntary Prepayments. Prior to the Stated Maturity Date, Borrowers may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Note; provided, however, that (a) any such voluntary partial prepayment shall be made only of the Loan in full; (b) all such voluntary prepayments shall require notice on or before the date that is thirty (30) calendar days in advance of any prepayment of the Loan; and (c) in connection with each such voluntary prepayment, Borrowers jointly and severally shall pay all accrued interest on the outstanding principal amount of the Note prepaid, all other amount owed under any Loan Document and, except as otherwise provided in any Loan Document, the Prepayment Fee, which shall not be refundable.



GEFISHER 498256  6       (LOAN AGREEMENT)

                (b) Mandatory Prepayment. (i) Upon any acceleration of the Loan pursuant to Section 7.02 hereof, Borrowers shall immediately jointly and severally repay all the Loan then outstanding, including accrued and unpaid interest thereon, plus the Prepayment Fee and all other amounts owed under the Loan Documents.

                    (ii) If either of the Vessels sustains a Total Loss, Borrowers shall promptly jointly and severally repay all the Loan then outstanding, including accrued and unpaid interest thereon, plus the Prepayment Fee and all other amounts owed under the Loan Documents.

        Section 2.05. Interest Provisions.

                (a) Interest on the outstanding principal amount of the Note shall accrue at a rate per annum equal to the Fixed Rate. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. On the Interim Interest Payment Date, Borrowers shall jointly and severally pay interest accruing on the outstanding principal amount of the Note from the Closing Date through and including the last day of the calendar month immediately preceding the Interim Interest Date. Interest accruing on the outstanding principal amount of the Note on and after the Interim Interest Date shall be payable on the first Business Day of each calendar quarter or the date of prepayment, as applicable.

                (b) Any payment under the Note or any other Loan Document that is not paid by Borrowers on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrowers shall jointly and severally be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                (c) Upon the occurrence and during the continuation of any Event of Default or after acceleration, Borrowers shall jointly and severally pay interest (i) with respect to the outstanding principal amount of the Note at a rate per annum equal to the rate otherwise in effect plus an additional three percent (3%) per annum and (ii) with respect to all other Obligations of any Borrower to Lender at a rate per annum equal to the highest Fixed Rate then in effect plus an additional 3% per annum (each such rate, a "Default Rate").

                (d) The obligations of Borrowers hereunder and under the Note and the other Loan Documents shall be subject to the limitation that payments of interest to Lender, plus any other amounts paid to Lender in connection herewith and therewith, shall not be required to the extent (but only to the extent) that contracting for and receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be contracted for, charged or received by Lender, and in such event Borrowers jointly and severally shall pay such Lender interest and other amounts at the highest rate permitted by applicable law.

        Section 2.06. Payments Absolute. The obligations of Borrowers to pay interest and principal required under this Article II and to make other payments under the Loan Documents and to perform and observe the covenants and agreements contained herein and therein shall be joint and several, absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including, without limitation, any failure of the Collateral to be delivered, installed or constructed, as applicable, any defects, malfunctions, breakdowns or infirmities in the Collateral or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrowers and Lender or any other person, Borrowers shall make all payments under the Loan Documents when due and shall not withhold any payments pending final resolution of such dispute, nor shall Borrowers assert any right of set-off or counterclaim against its obligation to make such payments required under the Loan Documents.




GEFISHER 498256   7       (LOAN AGREEMENT)

        Section 2.07. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines that the rate of return on its or such controlling Person's capital as a consequence of the Loan made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrowers, Borrowers jointly and severally shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return or shall have the option to terminate the Loan Agreement and prepay the loan in full together with all accrued and unpaid interest and expenses without incurring the Prepayment Fee. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrowers. In determining such amount, Lender may use any method of averaging and attribution that it shall deem applicable.

        Section 2.08. Taxes.

                (a) Withholding Taxes. Any and all payments by Borrowers of principal of, and interest on, the Loan and all other amounts payable hereunder and under the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's gross or net income or receipts by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof or in which Lender is maintaining a lending office (such non-excluded items are referred to herein as "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrowers will (i) jointly and severally pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and (iii) jointly and severally pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required (including penalties, interest, additional taxes and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto).

                (b) Other Taxes. In addition, Borrowers shall jointly and severally pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

                (c) Tax Indemnity. Borrowers shall jointly and severally indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any amounts paid by Lender) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor and shall survive the termination of this Agreement.

        Section 2.09. Borrowers' Liability. Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and, as a result hereby, unconditionally guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all obligations of every kind and nature of the other Borrowers to Lender under the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Lender.



GEFISHER 498256   8       (LOAN AGREEMENT)

           Each Borrower hereby agrees that its obligations hereunder shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any Borrower or other action to enforce the same,
(c) the waiver or consent by Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, the Collateral, for the benefit of itself, (e) Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of the Obligations, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower.

         Each Borrower hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations (other than notices required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), and all demands whatsoever, and covenants that its obligations hereunder will not be discharged, except by complete and irrevocable payment and performance of the Obligations (other than contingent and unasserted indemnification obligations). No notice to any Borrower or any other party (other than notices required to be given pursuant to the terms of this Agreement or any of the other Loan Documents) shall be required for Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against any Borrower. Upon the occurrence and continuance of any Event of Default, Lender may, in its sole discretion, proceed directly and at once, without notice, against any one or more of the Borrowers to collect and recover the full amount of any portion of the Obligations, without first proceeding against the other Borrowers, any other Person, or any security or collateral for the Obligations. To the extent not expressly provided for herein, Lender shall have the exclusive right to determine the application of all payments made and credits, if any, given by or from any Borrower, any other Person, or any security or collateral for the Obligations, on account of the Obligations.

         At any time after and during the continuance of an Event of Default, Lender may, in its sole discretion, without notice to any Borrower and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Lender to such Borrower, and (ii) any moneys, credits or other property belonging to such Borrower at any time held by or coming into the possession of Lender or any of its affiliates pursuant to any Loan Documents, whether for deposit or otherwise.

         Each Borrower, individually, expressly understands, agrees and acknowledges, that the Loan would not be made available on the terms herein in the absence of the collective credit of all Borrowers, the joint and several liability of all Borrowers, and the collateralization of the Vessels. Accordingly, each Borrower, individually acknowledges that the benefit to such Borrower constitutes reasonably equivalent value, regardless of the amount of the Loan actually borrowed by, advanced to, or the amount of collateral provided by, any Borrower.


                         ARTICLE III: CONDITIONS TO LOAN

        Lender's agreement to make the Loan to Borrowers hereunder and to disburse the proceeds thereof shall be subject to the condition precedent that Lender shall have received, on or prior to the Closing Date (or by such other time as may be specified herein with respect thereto), all of the following, each in form and substance satisfactory to Lender:

                (a) This Agreement and all other Loan Documents, properly executed on behalf of the applicable Borrower(s), and each of the exhibits and schedules hereto and thereto properly completed.

                (b) The Note, properly executed on behalf of Borrowers.

                (c) A Loan Request for the Loan, duly completed and properly executed by Maritrans on behalf of each Borrower.




GEFISHER 498256   9       (LOAN AGREEMENT)

                (d) A certificate of the Secretary or an Assistant Secretary of each Borrower, certifying as to (i) the resolutions of the board of directors of such Borrower and, if required, the shareholders of such Borrower, authorizing the execution, delivery and performance of this Agreement, the Note, the other Loan Documents and any related documents, (ii) the Organizational Documents of each Borrower, and (iii) the signatures of the officers or agents of each Borrower authorized to execute and deliver this Agreement, the Note, the other Loan Documents and other instruments, agreements and certificates on behalf of such Borrower.

                (e) Current certified copies of the Organizational Documents of each Borrower.

                (f) A Certificate of Good Standing issued as to each Borrower by the Secretary of the State of its incorporation, which shall be dated not more than thirty (30) days prior to the Closing Date.

                (g) Opinion of counsel to Borrowers and such opinions of local counsel to Borrowers, as required by Lender.

                (h) Current searches of appropriate filing offices showing that
(i) no state or federal tax liens have been filed and remain in effect against any Borrower, and (ii) no financing statements have been filed and remain in effect against any Borrower relating to the Collateral except those financing statements filed by Lender.

                (i) Payment of the $18,225 closing fee and, if any, all of Lender's other fees, commissions and expenses in connection with the funding of the Loan.

                (j) Evidence that no Default or event or circumstance that could reasonably be likely to have a Material Adverse Effect has occurred.

                (k) Any other documents or items required by Lender.

                (l) Any other documents or items listed on Schedule I hereto.

        ARTICLE IV: REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

                (a) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower is in good standing and is duly licensed or qualified to transact business in each jurisdiction where the nature of its business requires such qualification, except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect. Each Borrower's exact legal name is as set forth on the execution page hereof.

                (b) Maritrans represents, warrants and covenants for the benefit of Lender that it has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own its property, (ii) conduct its business substantially as currently conducted by it, except solely as to clause (iii) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

                (c) Freedom represents, warrants and covenants for the benefit of Lender that it has full power and authority in all of its requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Note, the Mortgage (over the FREEDOM) and each other Loan Document to which it is a party and to own its property (including the FREEDOM), (ii) use the Collateral it owns, (iii) mortgage the FREEDOM, and (iv) conduct its business substantially as currently conducted by it, except solely as to clause (iv) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.



GEFISHER 498256   10       (LOAN AGREEMENT)

                (d) 215 represents, warrants and covenants for the benefit of Lender that it has full power and authority in all of its requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Note, the Mortgage (over the OCEAN 215) and each other Loan Document to which it is a party and to own its property (including the OCEAN 215), (ii) use the Collateral it owns, (iii) mortgage the OCEAN 215, and (iv) conduct its business substantially as currently conducted by it, except solely as to clause (iv) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

                (e) Each Borrower represents, warrants and covenants for the benefit of Lender that this Agreement, the Note and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by such Borrower and constitute legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or effecting the enforcement of creditors' rights.

                (f) Borrowers represent, warrant and covenant for the benefit of Lender that the execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of any Organizational Document of any Borrower or of any corporate restriction or of any agreement or instrument to which any Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the Collateral other than Liens in favor of Lender.

                (g) Borrowers represent, warrant and covenant for the benefit of Lender that neither the execution and delivery by Borrowers of this Agreement, the Note and any of the other Loan Documents, nor the consummation by Borrowers of any of the transactions contemplated hereby or thereby requires the consent or approval of, giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, domestic or foreign, other than the filing and recording of the Mortgages with the United States Coast Guard, National Marine Vessel Documentation Office, and the UCC-1 financing statements with the Office of the Secretary of State of Nevada.

                (h) Freedom represents, warrants and covenants for the benefit of Lender that each of the Loan Documents that purports to create a security interest creates a valid first priority Lien on the FREEDOM, securing the payment and performance of the Obligations.

                (i) 215 represents, warrants and covenants for the benefit of Lender that each of the Loan Documents that purports to create a security interest creates a valid first priority Lien on the 215, securing the payment and performance of the Obligations.

                (j) Borrowers represent, warrant and covenant for the benefit of Lender except as disclosed on Schedule II hereto, there is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrowers' knowledge, threatened against or affecting any Borrower or any of its Subsidiaries, challenging any Borrower's authority to enter into this Agreement, the Note or any of the other Loan Documents or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Note or any of the other Loan Documents, or could reasonably be expected to have a Material Adverse Effect.

                (k) Freedom represents, warrants and covenants for the benefit of Lender that it has good and marketable title to the FREEDOM, free and clear of all mortgages, maritime liens and other encumbrances except Permitted Maritime Liens and upon execution, filing and recording of the mortgage, Lender will have a duly recorded first preferred lien over the whole of the FREEDOM.

                (l) 215 represents, warrants and covenants for the benefit of Lender that it has good and marketable title to the OCEAN 215, free and clear of all mortgages, maritime liens and other encumbrances except Permitted Maritime Liens and upon execution, filing and recording of the mortgage, Lender will have a duly recorded first preferred lien over the whole of the OCEAN 215.



GEFISHER 498256   11       (LOAN AGREEMENT)

                (m) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower is in compliance with all laws, rules, regulations and orders of governmental authorities applicable to it and its properties except to the extent the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

                (n) Freedom represents, warrants and covenants for the benefit of the Lender that it has been issued all required permits, licenses, certificates and other approvals of all governmental authorities under all applicable laws that are material and necessary for the ownership or operation of the FREEDOM, and such permits, certificates and approvals are in full force and effect.

                (o) 215 represents, warrants and covenants for the benefit of the Lender that it has been issued all required permits, licenses, certificates and other approvals of all governmental authorities under all applicable laws that are material and necessary for the ownership or operation of the OCEAN 215, and such permits, certificates and approvals are in full force and effect.

                (p) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower has heretofore furnished to Lender the consolidated audited financial statement of Maritrans, Inc. for its fiscal year ended December 31, 2002, and the consolidated unaudited financial statement of Maritrans, Inc. and for the months ended June 30, 2003, and those statements fairly present the financial condition of each Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of such financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of any Borrower. Except as disclosed in such financial statements or the notes thereto and for the items disclosed on
Schedule II hereto, no Borrower, as of the Closing Date, has or will have any liabilities, contingent or otherwise, that could reasonably be expected to have a Material Adverse Effect.

                (q) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower has paid or caused to be paid, and will pay, to the proper authorities when due all federal, state and local taxes required to be withheld by it. Each Borrower has filed, and will pay, all federal, state and local tax returns which are required to be filed, and each Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

                (r) Freedom and 215 represent, warrant and covenant for the benefit of Lender that, for purposes of Section 9-307 of the UCC, each Borrower is and will remain located in the State of Nevada. Freedom and 215 have authorized Lender to file financing statements that are sufficient when filed to perfect the security interests created pursuant to this Agreement and the other Loan Documents in the Collateral that constitutes personal property subject to
Article 9 of the UCC. When such financing statements are filed in the offices noted therein and the Mortgages are filed with the United States Coast Guard, Lender will have a valid and perfected security interest in the Collateral that constitutes personal property subject to Article 9 of the UCC, subject to no other Lien other than Permitted Liens.

                (s) Freedom and 215 represent, warrant and covenant for the benefit of Lender that, none of the Collateral constitutes a replacement of, substitution for or accessory to any of their respective property subject to a Lien of any kind.

                (t) Borrowers represent, warrant and covenant for the benefit of Lender that no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than 10% of the fair market value of the assets of such Plan.




GEFISHER 498256   12       (LOAN AGREEMENT)

                (u) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower has obtained all permits, licenses and other authorizations that are required under all Environmental Laws at such Borrower's facilities or in connection with the operation of its business. Except as disclosed on Schedule III hereto, each Borrower and all activities of such Borrower at its facilities are in material compliance with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to such Borrower with respect thereto. Except as disclosed on Schedule II hereto, each Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which such Borrower is aware. Except as disclosed on Schedule II hereto, no Borrower is aware of, nor has any Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent continued compliance with, or which may give rise to any material liability under, any Environmental Laws.

                (v) Borrowers represent, warrant and covenant for the benefit of Lender that all factual information heretofore or contemporaneously furnished by or on behalf of Borrowers in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrowers to Lender will be, true and correct in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                (w) Borrowers represent, warrant and covenant for the benefit of Lender that no Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock." None of the proceeds of the Loan will be used for the purpose of, or be made available by any Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

                (x) Borrowers represent, warrant and covenant for the benefit of Lender that no Borrower nor any of its Subsidiaries is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (y) Borrowers represent, warrant and covenant for the benefit of Lender that Schedule III hereto is an accurate and complete list of all Subsidiaries of each Borrower and its ownership interests therein.

                (z) Borrowers represent, warrant and covenant for the benefit of Lender that each Borrower is solvent and will not be rendered insolvent by the Loan Documents or the transactions contemplated thereby and, after giving effect to such transactions, no Borrower will be left with an unreasonably small amount of capital with which to engage in its business, nor does any Borrower intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. No Borrower contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Borrower or any of its assets. Borrowers are not entering into the transactions contemplated by the Loan Documents with any intent to hinder, delay or defraud any Borrower's creditors.




GEFISHER 498256   13       (LOAN AGREEMENT)

              ARTICLE V: ASSIGNMENT OF EARNINGS; SECURITY INTEREST

         Section 5.01. Assignment of Earnings.

                 (a) Grant of Security. As security for the prompt payment and performance of Borrowers' obligations to Lender hereunder, under the Note and other Loan Documents, Freedom does hereby grant, convey, assign, transfer and set over unto Lender, for its benefit and that of its successors and assigns, and does hereby grant Lender a continuing, first priority security interest in, all of Freedom's right, title and interest in and to: (i) all charters or other contracts entered into by Freedom in respect of the FREEDOM; (ii) all earnings of the FREEDOM, including, but not limited, to all moneys and claims for moneys due and to become due with respect thereto, whether as charter hire, freights, passage moneys, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of (or payment for variation or termination), any charter, contract of affreightment or other contract for the use or employment of the FREEDOM or other operation of the Vessels of every kind whatsoever, (iii) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to Freedom arising from the use or employment of the FREEDOM, (iv) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the FREEDOM and all claims for damages in respect of the actual or constructive total loss of the FREEDOM, and (v) all proceeds of all of the foregoing (collectively, herein called "Freedom Earnings"). As security for the prompt payment and performance of Borrowers' obligations to Lender hereunder, under the Note and other Loan Documents, 215 does hereby grant, convey, assign, transfer and setover to Lender, for its benefit and that of its successors and assigns, and does hereby grant Lender a continuing, first priority security interest in, all of 215's right, title and interest in and to: (ii) all charters or other contracts entered into by 215 in respect of the OCEAN 215; (ii) all earnings of the OCEAN 215, including, but not limited to, all monies and claims for monies due and to become due with respect thereto, whether as charter hire, freights, passage monies, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of (or payment for variation or termination), any charter, contract of affreightment or other contract for the use or employment of the OCEAN 215 or other operation of the OCEAN 215 of every kind whatsoever, (iii) all remuneration for salvage and towage services, demiurge and detention monies and any other earnings whatsoever due or to become due to 215 arising from the use or employment of the OCEAN 215, (iv) all monies or other compensation payable by reason or requisition for title or for hire or other compulsory acquisition of the OCEAN 215 and all claims for damages in respect of the actual constructive total loss of the OCEAN 215, and (v) all proceeds of all the foregoing (collectively, herein called "215 Earnings"). Notwithstanding anything herein to the contrary, Lender will not exercise any of its rights with respect to this
Section 5.01(a) unless an Event of Default shall have occurred and be continuing.

                 (b) Notice of Assignment. Freedom and 215 shall, upon the occurrence and during the continuance of an Event of Default, (a) have all the freights, hire and other moneys hereby assigned paid over to Lender directly,
(b) procure a notice of assignment, in substantially the form of Exhibit A attached hereto, and a letter of instructions shall be duly given to each Person who becomes party to any charter or contract entered into with either Freedom or 215 in respect of its respective Vessel or to any Person who may receive any earnings and moneys hereby assigned, (c) instruct each such Person to provide consent where the consent of any such Person is required pursuant to any charter or contract of affreightment assigned hereby, and (d) instruct such Person to acknowledge directly to Lender receipt of such notification and instructions.

                 (c) Performance under Charters; No Duty of Inquiry. Freedom and 215 hereby undertake that, notwithstanding the assignment contained herein, each shall punctually perform all its obligations under all charters and contracts pertaining to its Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, Freedom and 215 (as applicable) alone shall remain liable under all charters and contracts pertaining to its Vessel to which it is a party to perform the obligations assumed by it thereunder, and Lender shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall Lender be required to assume or be obligated in any manner to perform or fulfill any obligations of Freedom or 215 under or pursuant to any such charter or contract or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by Lender, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.




GEFISHER 498256   14       (LOAN AGREEMENT)

                 (d) Negative Pledge. Freedom and 215 each hereby warrants and represents that it has not assigned, pledged or encumbered, and hereby covenants that it will not assign, pledge or encumber so long as this Agreement shall remain in effect, any of its right, title or interest in and to the whole or any part of the Earnings hereby assigned to anyone other than Lender, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Agreement; and Freedom and 215 each do hereby irrevocably appoint and constitute Lender, its successors and assigns as its true and lawful attorney-in-fact with full power of substitution (in the name of Freedom and 215 (as applicable) or otherwise) should an Event of Default have occurred and be continuing under this Agreement or other Loan Documents, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings that Lender may deem to be necessary or advisable.

         Section 5.02. Authorization. Freedom and 215 hereby authorize, and ratify any previous authorization for, Lender to file UCC financing statements and any amendments thereto describing the Collateral and Earnings and containing any other information required by the applicable UCC. Freedom and 215 authorize Lender, and hereby grant Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Collateral and Earnings and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral and Earnings, in such form and substance as Lender, in its sole discretion, may determine. Borrowers hereby waive any right that any Borrower may have to file with the applicable filing officer, and agrees that no Borrower will file or authorize the filing of, any financing statement, amendment, termination or other record pertaining to the Collateral and Earnings and/or Lender's interest therein, except as authorized by Lender in writing.

                              ARTICLE VI: COVENANTS

         Section 6.01. Affirmative Covenants. So long as the Loan shall remain unpaid, Borrowers will comply with the following requirements unless waived by Lender in writing:

                 (a) Financial Statements. Maritrans, Inc. shall deliver to Lender for it: (i) as soon as practicable, and in any event within forty-five
(45) days after the end of each fiscal quarter (other than the last fiscal quarter), unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the fiscal year to date, prepared in accordance with GAAP, and certified by Maritrans, Inc.'s chief financial officer, to be true and correct, (ii) as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by the independent accountants of Maritrans, Inc., in accordance with GAAP, and (iii) as soon as practicable, any certifications required by the Securities and Exchange Commission of the United States or by securities laws applicable to Maritrans, Inc. concerning financial statements of Maritrans, Inc. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified." Borrowers shall be deemed to have complied with the foregoing requirements with respect to each Borrower, if such entity files Forms 10-K and 10-Q with the Securities and Exchange Commission that are publicly available within the time frames set forth above.




GEFISHER 498256   15       (LOAN AGREEMENT)

                 (b) Notices. Borrowers shall deliver to Lender each of the following:

             (i) as soon as possible and in any event within three (3) Business Days after the occurrence of a Default, an Event of Default or an event that could reasonably be expected to result in a Material Adverse Effect, a statement of Borrowers setting forth reasonably detailed information regarding such Default, Event of Default or event and the action that Borrowers have taken and propose to take with respect thereto;

             (ii) promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower or any of its Subsidiaries of the type described in Article IV hereof or that seek a monetary recovery against any Borrower or any of its Subsidiaries in excess of $3,000,000;

             (iii) promptly upon knowledge thereof, notice of any loss, theft or destruction of or material damage to, Collateral having a value in excess of $500,000;

             (iv) promptly after the amending thereof, copies of any and all amendments to any of its Organizational Documents;

             (v) promptly upon knowledge thereof, notice of the violation by any Borrower of any law, rule or regulation applicable to such Borrower, which violation could reasonably be expected to have a Material Adverse Effect; and

             (vi) as soon as possible and in any event within three (3) Business Days after the occurrence thereof, notice of any event that, alone or together with any other events that have occurred, could reasonably be expected to result in liability of any Borrower or any of its Subsidiaries under ERISA in an aggregate amount exceeding $3,000,000.

                 (c) Compliance with Laws. Each Borrower and each of its Subsidiaries shall comply in all material respects with all governmental rules and regulations and all other applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws.

                 (d) Maintenance of Properties. Freedom and 215 shall, at their own joint and several expense, maintain, preserve, protect and keep the Collateral in good repair, working order and condition in compliance with all applicable laws, rules, regulations and the requirements of all applicable insurance policies, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and shall maintain in full force and effect all rights, franchises, permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted where the failure to so maintain the same could reasonably be expected to have a Material Adverse Effect. Neither Freedom nor 215 will make any material alterations, modifications or additions to the Collateral that cannot be removed without materially damaging the functional capabilities or economic value of the Collateral unless Lender has provided its prior written consent. Notwithstanding the foregoing, if 215 requests that the OCEAN 215 be rebuilt with a double hull during the term of this Agreement, and Lender does not provide its consent, Borrower may prepay the Loan, together with all accrued and unpaid interest and expenses, without incurring Prepayment Fees.

                 (e) Insurance. Freedom and 215 shall obtain and keep the Vessels insured against the risks described below:

             (i) hull and machinery and war risk insurance on full conditions as per Institute Time Clauses Hull (1/10/83), or American Institute Hull Clauses (June 2, 1977) or other conditions approved by Lender insuring the Vessels against the usual risks including collision and liability, for an agreed value of not less than the greater of the fair market value of the Vessels or one hundred thirty percent (130%) of the outstanding principal balance of the Note, with deductibles acceptable to Lender; and



GEFISHER 498256   16       (LOAN AGREEMENT)

             (ii) full protection indemnity covered on terms and conditions as per the rules of a protection and indemnity club that is a member of the International Group of Protection and Indemnity Associations, or equivalent cover acceptable to Lender, providing for liability cover at a level presently acceptable to Lender for any one accident or occurrence, excepting oil pollution which is limited to $1,000,000,000 combined single limit, but no event shall it be less than the amount obtainable from its protection and indemnity club.

       The Vessels shall not carry any cargos nor proceed into any area then excluded by trading warranties under the above-referenced policies without first obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to Lender. All insurances shall be in form and with companies reasonably satisfactory to Lender. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lender for distribution by it to itself and Borrower, as their respective interests may appear. Notwithstanding the foregoing, and unless otherwise required by Lender by notice to the underwriters, (i) any loss under any insurance on the Vessels with respect to protection and indemnity risk may be paid directly to Freedom and 215 (as applicable) to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred or may be advanced to Freedom or 215 for direct payment to claimant, and (ii) in the case of any loss (other than a Total Loss) under any insurance with respect to the Vessels involving any damage to the Vessels, the underwriters may, so long as they have not been notified that an Event of Default has occurred and is continuing and upon receipt of evidence satisfactory to them of the completion of such repairs for other charges, pay directly for the repair, salvage or other charges involved or if Freedom or 215 has first fully repaired the damage or paid all of the salvage or other charges, may pay Freedom or 215 (as applicable) as reimbursement therefore; provided, however, that if such damage to such Vessel involves damage in excess of $500,000 the underwriter shall not make such payment without first obtaining the written consent thereto of Lender. Any loss covered by the provisions of this paragraph, directly to any Borrower or others, shall be paid by Lender to, or as directed by, Borrowers and any other payments to Lender of losses covered by this paragraph shall be applied by Lender towards payment of the Obligations hereunder and/or under the other Loan Documents, as Lender, in its sole description sees fit. Freedom and 215 shall pay the premiums and costs, if any, therefore and delivered to Lender the policies of insurance or duplicates thereof, or other evidence satisfactory to Lender of such insurance coverages and of each rider and endorsement thereto or renewal thereof. In addition, Freedom and 215 shall furnish to Lender annually a detailed report signed by a firm of marine insurance brokers satisfactory to Lender as to the insurance maintained in respect of the Vessels. Each insurer shall agree, by endorsement upon the policy or polices issued by it, or by independent instrument furnished to Lender, that (i) it will give Lender fourteen (14) days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy or policies; and (ii) the insurance as to the interest of any named loss payee other than Freedom and 215 shall not be invalidated by any actions, inactions, breach of warranty or condition of negligence of Freedom or 215 with respect to such policy or policies.

       Upon the occurrence of a Total Loss of either Vessel, Borrowers shall give prompt notice thereof to Lender. Upon receipt of such notice, Lender shall apply all insurance proceeds received by it toward prepayment of the Loan in accordance with the terms hereof.

       Freedom and 215 agree that the Vessels shall be operated within the confines of the cover provided by all insurances. Freedom and 215 further agree that neither will make, do, consent or agree to any act or omission that would or could render any insurance covering either Vessel invalid, void, voidable or enforceable or render any sum payable thereunder repayable in whole or in part. Freedom and 215 further covenant to (i) make no material changes regarding the management of either Vessel without the prior written consent of Lender; and
(ii) make all insurance premium payments when due, and, if applicable, make all quarterly protection and indemnity club U.S. voyage quarterly declarations for each such quarter no later than six weeks after the end of each quarter and ensure that copies of the same be sent to Lender. Freedom and 215 shall be responsible for pursuing all claims under the insurances indicated above, and take such actions as may be necessary to satisfy all insurer's inquiries. Unless notified by Lender to the contrary, Freedom and 215 shall arrange for collision and/or salvage guarantees and/or securities to be provided to third parties as may be required to prevent the arrest, or secure the release of the Vessels.



GEFISHER 498256   17       (LOAN AGREEMENT)

                 (f) Books and Records; Inspections. Borrowers will keep books and records that accurately reflect all of its business affairs and transactions. Borrowers will permit Lender or any of its representatives (including outside auditors), at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its respective officers and independent public accountants (and Borrowers hereby authorize such independent accountants to discuss Borrowers' financial matters with Lender or its representatives whether or not any representative of Borrowers are present) and to examine (and, at the expense of Borrowers, copy extracts from) books or other corporate records (including computer records). If Lender exercises its rights under this Section following the occurrence of a Default, Borrowers shall jointly and severally pay any fees of such independent accountants incurred in connection therewith.

                 (g) Perfection of Liens. Freedom and 215 shall take such action as may be necessary or as Lender may request in order to perfect and protect Lender's Lien on the Collateral and Earnings.

                 (h) Title. Freedom and 215 will at all times protect and defend, at their own cost and expense, their respective title to the Collateral from and against all claims, liens and legal processes of creditors of Freedom and 215 (other than Lender), and keep all Collateral and Earnings free and clear of all such claims, liens and processes other than Permitted Liens or Permitted Maritime Liens.

                 (i) Mortgage Supplement. Freedom and 215 shall at any time upon request of Lender execute and deliver to Lender one or more amendments or supplements to the Mortgages, in form and substance satisfactory to Lender, for the purpose of ensuring that the amount and other terms of such Mortgage are adequate to provide Lender with securities sufficient to cover the Obligations.

                 (j) Nature of Mortgage. Freedom and 215 shall, within thirty
(30) days after the Closing Date, cause a certified copy of the applicable Mortgage to be placed on board each Vessel.

                 (k) Maintenance of Vessels. At all times and without cost or expense to Lender, Freedom and 215 will maintain and preserve, or cause to be maintained and preserved, its Vessel in good running order and repair, so that each Vessel shall be, insofar as due diligence can make them so, tight, staunch, strong and sufficiently well tackled, appareled, furnished, equipped in every respect to seaworthy and in good operating condition. Each Vessel shall, and Freedom and 215 covenant that they will, at all times comply with all applicable laws, treaties and conventions of the United States of America and rules and regulations issued thereunder, it shall have on board as and when required thereby valid certificates showing compliance therewith. Freedom and 215 each will cause its Vessel to be dry-docked as per class requirements. Freedom and 215 shall give Lender five (5) business day's prior notice of dry-docking of either Vessel so as to afford Lender the opportunity to be present and inspect the same. Neither Freedom nor 215 shall make, or permit to be made, any substantial change in the structure, type and speed of either Vessel or change in the Vessels rigs that might result in a decrease or reduction in the value or utility of such Vessel.

                 (l) Inspection. At all times, Freedom and 215 shall afford Lender or its authorized representatives full and complete access to the Vessels for the purpose of inspecting the same and their papers and, at the request of Lender, Freedom and 215 will deliver for inspection copies of any and all contracts and documents related to the Vessels, whether on board or not. If upon such inspection Lender shall discovery that either Vessel is in a condition of disrepair, Lender shall have the right to call for the dry-docking and repair of such Vessel within thirty (30) days of discharge of the cargo then on board at Borrowers' sole cost and expense and to the satisfaction of Lender.

       Section 6.02. Negative Covenants. So long as the Loan shall remain unpaid, Borrowers agree that unless waived by Lender in writing:




GEFISHER 498256   18       (LOAN AGREEMENT)

                 (a) Liens. Neither Freedom nor 215 shall create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer in, on or of any of the Collateral or Earnings except for Permitted Liens or Permitted Maritime Liens.

                 (b) Fundamental Changes. Borrowers will not, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or, other than in the ordinary course of its business, convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets.

                 (c) Sale of Collateral. Neither Freedom nor 215 shall, and shall, permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions), or grant options, warrants or other rights with respect to (in each case in one transaction or series of related transactions), or agree to do any of the foregoing with respect to, its interest in all or any part of the Collateral.

                 (d) Location or Name Changes. Neither Freedom nor 215 shall change its location for purposes of Section 9-307 of the UCC or its name in any manner that could make any financing statement filed in connection with any Loan Document seriously misleading within the meaning of Section 9-506 of the UCC or any similar statute, unless it shall have given Lender at least thirty (30) days' prior written notice thereof.

                 (e) Flag of Vessels. Neither Freedom nor 215 shall change the flag of its Vessel. Furthermore, neither Freedom nor 215 shall change the prior port of documentation of its Vessel without the prior written consent of Lender, and any such written consent to any one change of the port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of the portion of documentation.

       Section 6.03. Indemnity.

                 (a) Whether or not covered by insurance, Borrowers hereby jointly and severally assume responsibility for and agree to reimburse Lender, its affiliates and its and their respective officers, directors, employees and agents (individually and collectively, the "Indemnified Parties") for and will jointly and severally indemnify, defend and hold the Indemnified Parties harmless from and against all liabilities, obligations, losses, damages, penalties, claims, suits, actions, proceedings, judgments, awards, amounts paid in settlements, obligations, debts, diminutions in value, fines, penalties, charges, fees, costs and expenses (including reasonable attorneys' fees and expenses) of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnified Party that in any way relate to or arise out of any of the Loan Documents, the transactions contemplated thereby or the Collateral or Earnings (collectively, the "Losses"), including, without limitation, (i) the selection, manufacture, construction, acquisition, acceptance or rejection of the Collateral, (ii) the ownership of the Collateral, (iii) the delivery, installation, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iv) the condition of the Collateral sold or otherwise disposed of after possession by Freedom or 215, (v) any patent or copyright infringement, (vi) any act or omission on the part of any Borrower or any of its officers, employees, agents, contractors, lessees, licensees or invitees, (vii) any misrepresentation or inaccuracy in any representation or warranty of any Borrower or a breach of any Borrower of any of its covenants or obligations under any of the Loan Documents, (viii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral, including, without limitation, investigation, removal, cleanup and remedial costs, (ix) any personal injury, wrongful death or property damage arising under any statutory or common law or tort law theory, including, without limitation, damages assess for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Collateral, (x) any past, present or threatened, in writing, injury to, or destruction of, the Collateral, including, without limitation, costs to investigate and assess such injury or damage and (xi) any administrative process or proceeding or judicial or other similar proceeding (including, without limitation, any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Loan Documents.



GEFISHER 498256   19       (LOAN AGREEMENT)

                 (b) If any action or proceeding be commenced, to which action or proceeding the Indemnified Parties are made a party by reason of the execution or performance of this Agreement or any other Loan Document, or in which it becomes necessary to defend or uphold the Lien of this Agreement and of the other Loan Documents, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and Lien created hereby or otherwise, shall be paid by Borrowers jointly and severally to such Indemnified Parties, as the case may be, as hereinafter provided. Borrowers will jointly and severally pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any state or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Agreement or any Obligation.

                 (c) All amounts payable to the Indemnified Parties under this Section shall be deemed Obligations secured by this Agreement and shall be payable immediately upon demand. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower, upon request of such Indemnified Parties, will, at Borrowers' joint and several expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel approved by Lender. The obligations of Borrowers under this Section shall survive the termination of this Agreement and not be merged with any applicable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Losses that is permissible under applicable law.

       Section 6.04. Performance by Lender. If any Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments), and Borrowers shall thereupon jointly and severally pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of the highest Default Rate then in effect or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrowers, each Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of such Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrowers under this Agreement.

                         ARTICLE VII: EVENTS OF DEFAULT

       Section 7.01. Events of Default. Each of the following events or occurrences shall constitute an "Event of Default":


                 (a) Any Borrower shall default in the payment of any Obligation when due and such failure continues for ten (10) calendar days;

                 (b) Any representation or warranty of any Borrower made in any Loan Document or any other writing or certificate furnished by or on behalf of any Borrower pursuant to any Loan Document is or shall be incorrect when made in any material respect;

                 (c) Any Borrower shall fail to perform any of its obligations under Section 6.01(b), 6.01(e), 6.01(h) or 6.02(a) through 6.02(e) hereof;



GEFISHER 498256   20       (LOAN AGREEMENT)

                 (d) Any Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items set forth elsewhere in this Section 7.01), and such default shall continue unremedied for a period of thirty (30) days after any Borrower has actual knowledge thereof or has received notice by Lender thereof;

                 (e) The occurrence of an event of default or a breach or default, after the passage of all applicable notice and cure or grace periods provided therefor, under any other Loan Document or any other agreement between or among any Borrower or any of its Subsidiaries and Lender or any of its Affiliates;

                 (f) The occurrence of a default or an event of default (however defined) under any instrument, agreement or other document evidencing or relating to, and the acceleration of, any indebtedness or other monetary obligation of any Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000;

                 (g) Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $10,000,000 shall be rendered against any Borrower or any of its Subsidiaries;

                 (h) The occurrence of any Change in Control;

                 (i) Any Borrower or any of its Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any of its Subsidiaries shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any Borrower or any of its Subsidiaries; or any Borrower or any of its Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any of its Subsidiaries;

                 (j) Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Borrower; any Borrower, any of its Subsidiaries or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or any Lien granted thereunder; or any Lien securing (or required to secure) any Obligation shall, in whole or in part, cease to be a first priority perfected Lien;

                 (k) The occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower or any of its Subsidiaries in an aggregate exceeding $3,000,000;

                 (l) The occurrence of a Material Adverse Change; or

                 (m) Any notice shall have been issued by the United States Coast Guard to the effect that either Vessel is subject to deletion from registry or the certification of documentation for either Vessel or the endorsements noted thereon is subject to revocation or cancellation, for any reason whatsoever and such notice is not revoked within five (5) business days of any Borrower's receipt thereof.



GEFISHER 498256   21       (LOAN AGREEMENT)

       Section 7.02. Remedies.

                 (a) Following the occurrence of an Event of Default described in subsection (i) of Section 7.01 hereof, all of the outstanding principal amount of the Note and other Obligations shall be due and payable, whereupon the full unpaid amount of the Note and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

                 (b) Following the occurrence of any Event of Default and subject to subsection (a) of this Section, Lender may exercise, at its option, concurrently, successively or in any combination, all rights and remedies of a secured party in, to and against the Collateral granted by the UCC or otherwise available at law or in equity, including, without limitation:

             (i) by notice to any Borrower, declare all or any portion of the outstanding principal amount of the Note and other Obligations to be due and payable, whereupon the full unpaid amount of the Note and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers;

             (ii) recover all fees and expenses (including, without limitation, reasonable attorneys' fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrowers hereunder;

             (iii) take immediate and exclusive possession of the Collateral, which constitutes personal property, or any part thereof, with or without any court order or other process of law and enter the premises where such Collateral is located and remove the same therefrom, or require Borrowers to assemble and package such Collateral and make it available to Lender for its possession at a place designated by Lender;

             (iv) sell, lease, sublease, hold or otherwise dispose of all or any part of the Collateral and hold, maintain, preserve and prepare the Collateral for sale until disposed of;

             (v) act as, and each Borrower hereby constitutes and appoints Lender, such Borrower's true, lawful and irrevocable attorney-in-fact (which appointment is coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable such Borrower under or with respect to any of the Collateral, and actions taken pursuant to this appointment may be taken either in the name of such Borrower or in the name of Lender with the same force and effect as if this appointment had not been made;

             (vi) sue for specific performance of any Obligation or recover damages for breach thereof; and

             (vii) exercise any one or more of the remedies available under any Loan Document.

        (c) No delay or failure by Lender hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity.

       Section 7.03. Use of Proceeds. Any proceeds received by Lender in exercising the rights and remedies specified in Section 7.02 hereof shall be first applied to pay the costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender as a result of an Event of Default. Any proceeds remaining after payment of such costs and expenses shall be applied to the satisfaction of the Obligations as determined by Lender in its sole discretion and, unless Lender accepts the Collateral in full or partial satisfaction of the Obligations, any excess proceeds after satisfaction of all Obligations shall be paid to Borrowers.




GEFISHER 498256   22       (LOAN AGREEMENT)

                     ARTICLE VIII: MISCELLANEOUS PROVISIONS

       Section 8.01. Waivers, Amendments. No provision of this Agreement or any of the other Loan Documents shall be deemed waived or amended except by a written instrument setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

       Section 8.02. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under any Loan Document shall be in writing and shall be (a) personally delivered or (b) sent by overnight courier of national reputation, and shall be deemed to have been given on (i) the date received if personally delivered and (ii) the next Business Day if sent by overnight courier. All communications shall be addressed to the party to whom notice is being given at its address set forth below or such other address as such party may designate in writing to the other party:

                If to Borrowers:      Maritrans, Inc.
                                      Maritrans 215 Co.
                                      Maritrans Freedom Co.
                                      Two Harbour Place
                                      302 Knight Run Avenue, 12th Floor
                                      Tampa, FL 33602
                                      Telephone No.: (813) 209-0667
                                      Facsimile No.: (813) 221-2648

                If to Lender:         Lombard US Equipment Finance Corporation
                                      222 South Riverside Plaza, 15th Floor
                                      Chicago, IL  60606
                                      Telephone No.: (312) 589-8550
                                      Facsimile No.: (312) 589-1314

If notice to Borrowers of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

       Section 8.03. Severability. Any provision of this Agreement or any other Loan Document which is invalid, illegal or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

       Section 8.04. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "ORIGINAL: 1 of 4" on the execution page thereof shall constitute chattel paper under the UCC.

       Section 8.05. Further Assurance and Corrective Instruments. Borrowers hereby agree that they will, from time to time, execute, acknowledge and deliver or authorize, as applicable, or cause to be executed, acknowledged and delivered or authorized, such further acts, instruments, conveyances, transfers and assurances and take such other actions, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement or the other Loan Documents and any rights of Lender hereunder or thereunder. Each Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of such Borrower such additional documents and to take such other action.



GEFISHER 498256   23       (LOAN AGREEMENT)

       Section 8.06. Time of the Essence. Time is of the essence with respect to the performance by Borrowers of the Obligations.

       Section 8.07. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among Lender and Borrowers. There are no other understandings, agreements, representations or warranties, written or oral, among Lender and Borrowers with respect to the subject matter of this Agreement and the other Loan Documents. Upon the execution and delivery of this Agreement and the other Loan Documents, any proposal or loan commitment with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect (except to the extent of the provisions therein concerning any closing fee), and the terms and conditions of this Agreement and the other Loan Documents shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposal or loan commitment.

       Section 8.08. Governing Law. THIS AGREEMENT AND THE NOTE SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

       Section 8.09. Successors and Assigns; Assignments by Lender. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrowers may not assign or transfer their rights or obligations hereunder. Lender may assign, in whole or in part, its rights under this Agreement, including, without limitation, in connection with any assignment, participation and/or securitization. Upon any assignment by Lender of its entire right and interest under the Loan Documents, Lender shall automatically be relieved, from and after the date of such assignment, of any liability for the performance of any obligation of Lender therein.

       Section 8.10. Assignments, Participations and Securitizations. Borrowers acknowledge and agree that a material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is that Lender may, at any time, complete an assignment, participation or securitization with respect to any Loan Document or any or all of the servicing rights with respect thereto. In connection with any such assignment, participation or securitization, Borrowers agree to cooperate in good faith with Lender, including, without limitation, providing such documents, financial information and other information ("Information") reasonably requested by Lender or any entity involved with respect to such assignment, participation or securitization. Borrowers consent to Lender's providing the Information, including any other information that Lender may now have or hereafter acquire with respect to Borrowers or the Collateral to any entity involved with respect to such assignment, participation or securitization;

       Section 8.11. Waiver of Jury Trial. LENDER AND EACH BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS AMONG LENDER AND BORROWERS RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LENDER AND BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.



GEFISHER 498256   24       (LOAN AGREEMENT)

       Section 8.12. Forum Selection and Consent to Jurisdiction. EACH BORROWER AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       Section 8.13. Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.



        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]





GEFISHER 498256   25       (LOAN AGREEMENT)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                    BORROWERS:

                                                    MARITRANS, INC.



                                                    By WALTER T. BROMFIELD
                                                       -------------------
                                                    Name: Walter T. Bromfield
                                                    Title: VP & CFO


                                                    MARITRANS FREEDOM CO.



                                                    By ARTHUR J. VOLKLE, JR.
                                                       ---------------------
                                                    Name: Arthur J. Volkle, Jr.
                                                          VP


                                                    MARITRANS 215 CO.



                                                    By ARTHUR J. VOLKLE, JR.
                                                       ---------------------
                                                    Name: Arthur J. Volkle, Jr.
                                                          VP



                                                    LENDER:

                                                    LOMBARD US EQUIPMENT FINANCE
                                                    CORPORATION



                                                    By MICHAEL G. NAWARA
                                                      ------------------
                                                    Name: Michael G. Nawara
                                                    Title: Sr. Vice President










                                ORIGINAL: 1 OF 4

                       [EXECUTION PAGE OF LOAN AGREEMENT]


GEFISHER 498256   26       (LOAN AGREEMENT)

                                   SCHEDULE I

                         ADDITIONAL CONDITIONS PRECEDENT


         In addition to the conditions precedent contained in Article III of the Loan Agreement, Borrowers shall deliver to Lender, on or prior to the Closing Date each of the following items, in form and substance acceptable to Lender:

         (a) The Mortgages, properly executed on behalf of the applicable Borrower;

         (b) The Assignment of Insurances, properly executed on behalf of the applicable Borrower.

         (c) True copies of the current Certificates of Documentation and, if applicable, Certificates of Inspection for the Vessels.

         (d) The forms of Notices of Mortgage and applicable Borrower's certificate that such Notices of Mortgage have been posted on the Vessels;

         (e) The letter of undertaking evidencing the insurances covering the Vessels; and

         (f) Written advice from Freedom's and 215's insurance brokers of the insurances currently in place.



GEFISHER 498256   27       (LOAN AGREEMENT)

                                   SCHEDULE II

                              DISCLOSURE STATEMENTS


























GEFISHER 498256   28       (LOAN AGREEMENT)

                                  SCHEDULE III

                              LIST OF SUBSIDIARIES


                                                                Entity or Entities Holding
       Name of Subsidiary         Organizational Structure         Ownership Interests          Percentage Interest























GEFISHER 498256   29       (LOAN AGREEMENT)

                                                                       EXHIBIT A

                           EARNINGS ASSIGNMENT NOTICE


TO:


TAKE NOTICE:

(a) that by a Loan Agreement dated as of September __, 2003, between us, ______________________, Maritrans, Inc. and LOMBARD US EQUIPMENT FINANCE CORPORATION ("Lombard"), we, the owner of the vessels described on Schedule 1 attached hereto (the "Vessel"), have assigned to Lombard as from the date thereof all our right, title and interest in and to:

         (i) any moneys whatsoever payable to us under all charters, contracts of affreightment or other contracts for the use or employment of the Vessel, all freight, hires, passage moneys and all other rights and benefits whatsoever accruing to us thereunder, including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by any charterer or other party thereto of any such charter, contract of affreightment or other contract for the use or employment of the Vessel; and

         (ii) all freights, passage moneys, hire moneys or other compensation payable to us in the event of the requisition of the Vessel for title or hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to us arising from the use or employment of the Vessel;

         as security for our obligations under the Loan Agreement.

(b) that you are hereby irrevocably authorized and instructed to pay from the date hereof all of such aforesaid moneys to Lombard at 222 S. Riverside Plaza, 15th Floor, Chicago, IL 60606, Attn:
         [________________] (or at such other place as Lombard may direct).



DATED THIS ___ day of ___________, _____.           ____________________________



                                                    By:_________________________
                                                    Name:
                                                    Title:



GEFISHER 498256          (LOAN AGREEMENT)